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                                                                EXHIBIT 10.25

                                PROMISSORY NOTE

Australian Dollars $1,044,209.75                                July 29, 1994

FOR VALUE RECEIVED - the undersigned ("Maker") promises to pay on the dates set forth hereafter, to the order of Gelman Sciences Pty Ltd ("Payee"), or of any permitted subsequent holder hereof, the principal sum set forth below together with interest onset principal at the rate set forth below, interest accruing on the principal on and after August 1, 1994.

The principal amount shall be the sum of the assets and inventory as at July 29, 1994 of the Vilair Air Filtration, Bug Killer, Ultra-Violet, and Air Sampler businesses, totalling A$1,044,209.75.

Interest on the said principal shall be calculated on the reducing balance and shall be at the rate of Gelman Sciences Inc's average borrowing rate on its credit facilities plus one percent (1%). During the first year of the five (5) year term of the Note, interest only shall be paid, in arrears, monthly by the fifteenth (15th) day of the month commencing August 15, 1994.

During year two (2) and the subsequent four (4) years the principal sum of this Note shall be paid by the Payee in forty eight (48) equal monthly instalments together with accrued interest calculated at the rate and basis as set out above, in arrears, by the fifteenth (15th) day of each month commencing September 15, 1995.

Any payment made by Maker against the outstanding balance including principal and interest, of this note shall be first applied against accrued interest and then against principal outstanding.

This Note maybe prepaid in part or in full at any time without penalty.

All payments of the Note are payable to Payee at 2 Lincoln Street, Lane Cove, Sydney, New South Wales, 2066, Australia or such other place as maybe designated in writing. All payments are to be made by cheque, wire transfer of funds, or otherwise, as designated by the Holder.

This Note may not be assigned or transferred by Payee without the prior written consent of Maker, which consent shall not be unreasonably withheld.

The Maker grants to the Payee an equitable mortgage over the assets of the Kelly Company Pty Ltd and such equitable mortgage will be in a registrable form. In addition to this the Maker agrees to pledge as additional security forty percent (40%) of all unexercised options that the Anthony Paul Kelly holds in Gelman Sciences Inc. and forty percent (40%) of all future options that the Maker maybe granted through to the date of final payment of this Note.

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In the event that the Maker sells any of the assets purchased from the Payee the Maker will use such funds to pay down the Note.

The Maker will provide the Payee, on a quarterly basis, with asset valuation and stock valuation as recorded on the balance sheet of the Kelly Company. At the request of the Payee the Maker will have this information verified by an independent firm of accountants.

If one or more of the following events occurs and remains unremedied for a period of forty five (45) days, the entire balance of unpaid principal and accrued interest hereunder shall, at the option of the holder of the Note, be due and payable in full immediately without demand or notice:

        a.  Maker defaults in the payment of any amount when due hereunder.

        b. Maker admits in writing its inability to pay its debt as they mature.

The undersigned waives presentment, demand for payment, notice of dishonour, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note; waives any right to be released by reason of any extension of time or changes in terms of payments and agrees to pay reasonable attorneys' fees if, after default hereunder an attorney is retained by the holder of this Note to secure collection hereof.

This Note is to be construed in accordance with the laws of the State of New South Wales, Australia.

No delay or omission by the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the holder. A waiver on one occasion shall not be construed as a bar to a waiver of any right in the future. None of the provisions hereof and none of the rights of the holder of this Note shall be deemed to have been waived by acceptance of any past due amount or by any other indulgence granted to Maker.

If any provision of this Note shall be found invalid or unenforceable, all other provisions shall remain in full force and effect to the maximum extent permitted by law.


AGREED                                 MAKER:
                                       KELLY COMPANY PTY LTD
                                       ACN 001 729 693


/s/ Anthony Paul Kelly                 By:  /s/ A. P. Kelly
----------------------------               -------------------------------
Anthony Paul Kelly                         A. P. Kelly
                                           Director


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